                                                                   EXHIBIT 10.13
                      AMENDED AND RESTATED PROMISSORY NOTE

June 23, 1999                                                      $6,368,000.00


         FOR VALUE RECEIVED, COYOTE SPORTS, INC., a Nevada corporation duly qualified to transact business in the State of Colorado whose principal business address is 2291 Arapahoe Avenue, Boulder, Colorado 80304 ("Maker"), promises to pay to the order of PARAGON COYOTE TEXAS LTD., a Texas limited partnership, or any subsequent holder hereof ("Lender"), on or before March 31, 2000, at its office at 307 West Seventh Street, Suite 1210, Fort Worth, Texas 76102, or at such other location as Lender may designate, in immediately available funds, SIX MILLION THREE HUNDRED SIXTY-EIGHT THOUSAND DOLLARS ($6,368,000). Maker will also pay interest on the unpaid principal balance outstanding from time to time at a fixed rate of twelve percent (12%) per annum, payable quarterly in arrears.

         Interest will be computed on the basis of the actual number of days elapsed and a year comprising 360 days, unless such calculation would result in a usurious interest rate, in which case such interest will be calculated on the basis of a 365 or 366 day year, as the case may be.

         All past due principal and interest on this Amended and Restated Promissory Note (this "Note") will, at Lender's option, bear interest at the maximum nonusurious rate of interest ("Highest Lawful Rate") or, if applicable law does not provide for a maximum nonusurious rate of interest, at a rate per annum equal to 18%.

         Maker covenants to apply the total amount advanced by Lender hereunder only in the manner set forth in that certain Loan Agreement dated as of March 19, 1998 among, inter alia, Maker and Lender, as amended by that certain First Amendment to Loan Agreement dated as of December 30, 1998 and by that certain Second Amendment to Loan Agreement dated as of June 23, 1999 (as so amended, the "Agreement"). Maker understands and acknowledges that Lender would not be willing to make the loan evidenced hereby but for Maker's covenant set forth in the immediately-preceding sentence.

         All undefined capitalized terms used in this Note shall have the meanings respectively ascribed to them in the Agreement

         In addition to all principal and accrued interest on this Note, Maker agrees to pay: (a) all reasonable costs and expenses incurred by or on behalf of Lender and all holders of this Note in attempting to collect this Note through any judicial or other proceeding; and (b) reasonable attorneys fees if and when this Note is placed in the hands of an attorney for collection. All amounts payable hereunder are payable in the lawful money of the United States of America. All



Amended and Restated Promissory Note Made by Coyote Sports, Inc.
   in favor of Paragon Coyote Texas Ltd.
June 23, 1999 - Page 1 of 3   Initials of Maker's Authorized Signatory:  /s/ JMP
payments on this Note shall be applied first to the payment of accrued but unpaid interest and, after all such interest has been paid, to the reduction of the outstanding principal balance hereof.

         Maker and Lender intend to conform strictly to applicable usury laws. Therefore, the total amount of interest (as defined under applicable law) contracted for, charged or collected with respect to the Loan shall never exceed the Highest Lawful Rate. In the event that Lender is found to have contracted for, charged or received any interest on the Loan in excess of the Highest Lawful Rate, such occurrence shall be deemed a mistake and Lender shall automatically reform the contract or charge to conform to applicable law. In the event that Lender is found to have received any interest on the Loan in excess of the Highest Lawful Rate, Lender shall either refund such excess interest to Maker or credit the excess interest to the unpaid principal amount of the Loan. All amounts found to constitute interest on the Loan will be spread throughout the full term of the Loan in determining whether the interest contracted for, charged or received thereon exceeds the Highest Lawful Rate.

         The unpaid principal balance of this Note at any time will be the total amount advanced by Lender, less the amount of all payments of principal. Maker may at any time pay the full amount of this Note without the payment of any premium, penalty or fee.

         "Loan Document" means this Note and any document or instrument evidencing, securing, guaranteeing or given in connection with this Note including, without limitation, the Agreement and the Other Transaction Documents. "Obligations" means all principal, interest and other amounts that are or become owing under this Note, the Agreement or any Other Transaction Document. "Obligor" means each of Maker, Stonebraker, Probst and any other guarantor, surety, pledgor, co-signatory or other person who may now or hereafter be obligated to pay all or any part of the Obligations.

         Each Obligor severally waives notice, demand, presentment for payment, notice of nonpayment, notice of intent to accelerate, notice of acceleration, protest, notice of protest and the filing of suit and diligence in collecting this Note and all other demands and notices, and consents and agrees that its liabilities and obligations will not be released or discharged by any or all of the following, whether with or without notice to it or any other Obligor, and whether before or after the stated maturity hereof: (i) extensions of the time of payment; (ii) renewals; (iii) acceptances of partial payments; (iv) releases or substitutions of any collateral of any Obligor; and (v) failure, if any, to perfect or maintain perfection of any security interest in any collateral. Each Obligor agrees that acceptance of any partial payment will not constitute a waiver and that waiver of any default will not constitute waiver of any prior or subsequent default.

         This Note shall be governed as to validity, interpretation, construction, effect and in all other respects (including without limitation all questions relating to usury) by the laws of the State of Colorado (exclusive of any such laws that pertain to conflicts of laws). If any provision of this Note is held to be illegal or unenforceable, such illegal or unenforceable provision will not affect the remaining provisions of this Note. Maker(s) agrees that service of process upon it may be


Amended and Restated Promissory Note Made by Coyote Sports, Inc.
   in favor of Paragon Coyote Texas Ltd.
June 23, 1999 - Page 2 of 3   Initials of Maker's Authorized Signatory:  /s/ JMP
made by certified or registered mail, return receipt requested, at its address specified below. Lender may serve process in any other manner permitted by law and may bring any action or proceeding against Maker(s) or with respect to any of its property in courts in other proper jurisdictions or venues. Payment of this Note is secured by the Collateral Shares pursuant to the Security Instruments.

         Maker's signature below may be delivered to Lender by facsimile transmission, and any such facsimile signature shall be deemed for all purposes to constitute an original, manually-executed signature and shall be fully binding to the same extent as if it were in fact Maker's original, manually-executed signature.

         This Note is given in amendment and restatement of that certain promissory note dated March 19, 1998 in the principal amount of Six Million Dollars ($6,000,000) executed by Maker and payable to the order of Paragon Coyote Texas Ltd. (the "Original Note"), under which due and payable interest totaling $368,000 remains unpaid at the date hereof. This amendment and restatement shall not be considered a novation or a new contract; rather, all of the rights, titles, powers, liens and estates created by virtue of the Original Note and of the Security Instruments (as defined therein) are hereby expressly acknowledged by Maker as valid and subsisting liens against the property therein described.

         NO COURSE OF DEALING BETWEEN MAKER AND LENDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES AND NO EXTRINSIC EVIDENCE OF ANY NATURE MAY BE USED TO CONTRADICT OR MODIFY ANY TERM OF THIS NOTE OR ANY OTHER LOAN DOCUMENT. THIS NOTE IS SUBJECT TO ALL OF THE TERMS AND CONDITIONS SET FORTH IN THE AGREEMENT. THIS NOTE, THE AGREEMENT AND THE OTHER LOAN DOCUMENTS COLLECTIVELY REPRESENT THE FINAL AGREEMENT BETWEEN LENDER AND MAKER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THEM. THERE ARE NO ORAL AGREEMENTS BETWEEN LENDER AND MAKER.

         IN WITNESS WHEREOF, Maker has executed this Note on June 23, 1999.

                                     MAKER:

                                     COYOTE SPORTS, INC., a Nevada corporation
                                     2291 Arapahoe Avenue
                                     Boulder CO   80304

                                     By:      /s/ James M. Probst
                                        James M. Probst, Chief Executive Officer


Amended and Restated Promissory Note Made by Coyote Sports, Inc.
   in favor of Paragon Coyote Texas Ltd.
June 23, 1999 - Page 3 of 3